New England Business Service, Inc.
              Statement Re Computation of Per Share Earnings
                    (In Thousands Except Per Share Data)


                                Exhibit 11
                                ----------

                                                 Quarter Ended
                                              September 30, 1995
                                        ------------------------------
                                        Primary          Fully Diluted
                                        -------          -------------
Shares
------

Weighted Average Shares
  of Common Stock                        14,871              14,871

Add:
  Common Stock Equivalents
    in the form of Stock Options            181 (1)             206 (1)
                                        -------             -------
Weighted Average Common Stock
  and Common Stock Equivalents           15,052              15,077
                                        =======             =======

Earnings
--------

Earnings per Consolidated
  Statement of Income                   $   541             $   541
                                        =======             =======

Earnings per Share                      $   .04             $   .04
                                        =======             =======


(1) Amount considered immaterial for inclusion in earnings per share calculation as defined in Accounting Principles Board Opinion No. 15.